Exhibit 10.50

AVON PRODUCTS, INC.
MANAGEMENT INCENTIVE PLAN

I.    INTRODUCTION
1.1.    Purpose. The purpose of this Plan is to provide annual incentive compensation to eligible employees of the Company. This Plan supersedes any previous Management Incentive Plan of the Company.

1.2.    Term. This Plan is amended and restated effective as of January 1, 2015 and will remain in effect until terminated in accordance with Section 7.1.

II.    DEFINITIONS
For purposes of the Plan and the Administrative Guidelines, the following terms will have the following meanings:

“Administrative Guidelines” means the guidelines, rules and procedures for administering and operating the Plan, as established from time to time by the Committee or its designee.
“Affiliate” means (a) an entity that directly or through one or more intermediaries is controlled by the Company, and (b) any entity in which the Company has a significant equity interest, as determined by the Company.
“Award” means an annual incentive award payable with respect to a Plan Year determined in accordance with Article VI and the Administrative Guidelines, whether in the form of cash, stock, restricted stock, stock units or other forms of stock-based awards, or any combination thereof, provided that any such stock-based awards will be issued pursuant to and be subject to the terms and conditions of the Stock Plan.
“Base Salary” means the Participant’s annualized base rate of salary as of the date designated by the Committee or its designee as reflected on the books and records of the Company, exclusive of bonus, commission, incentive compensation, fringe benefits, employee benefits, expense allowances and other nonrecurring forms of remuneration.
“Board” means the Board of Directors of the Company.
“Cause” has the meaning set forth in the Stock Plan.
“Change in Control” has the meaning set forth in the Stock Plan.
“Code” means the Internal Revenue Code of 1986, as amended.
“Code Section 409A” means Section 409A of the Code and the regulations and other guidance issued thereunder.

“Committee” means the Compensation and Management Development Committee of the Board.
“Company” means Avon Products, Inc.
“DCP” means the Avon Products, Inc. Deferred Compensation Plan.
“Disability” has the same meaning set forth in the Stock Plan.
“Participant” means any employee of the Company or its Affiliates who is selected to participate in the Plan and granted an Award pursuant to the Plan and the Administrative Guidelines.
“Plan” means this Avon Products, Inc. Management Incentive Plan.
“Plan Year” means a one-year period beginning January 1 and ending on December 31.
“Poor Performance” means unsatisfactory work performance, as determined by the Company
“Retirement” has the meaning set forth in the Stock Plan.
“Senior Officer” has the meaning set forth in the Committee’s Charter.
“Separation from Service” means a separation from the service of the Company or an Affiliate within the meaning of and for purposes of Code Section 409A. “Separates from Service” means the incurrence of a Separation from Service.
“Stock Plan” means the Avon Products, Inc. 2013 Stock Incentive Plan.
III.    ADMINISTRATION
The Committee or its designee will establish the Administrative Guidelines for administering and operating the Plan. The Committee may delegate its duties under the Plan to such individuals, and may revoke or change any such delegation, as it deems appropriate from time to time, provided that, notwithstanding any other provision of this Plan to the contrary, it may not delegate duties with respect to determining the eligibility and Awards under the Plan for any Senior Officer. The Committee or its designee will interpret and construe any and all provisions of the Plan and any determination made by the Committee or its designee under the Plan will be final and conclusive. Neither the Board nor the Committee, nor any member of the Board or the Committee, nor any employee of the Company will be liable for any act, omission, interpretation, construction or determination made in connection with the Plan (other than acts of willful misconduct) and the members of the Board and the Committee and the employees of the Company will be entitled to indemnification and reimbursement by the Company to the maximum extent permitted by law in respect of any claim, loss, damage or expense

(including counsel’s fees) arising from their acts, omissions and conduct in their official capacity with respect to the Plan.
IV.    ELIGIBILITY AND PARTICIPATION
The Committee or its designee will select the employees of the Company or its Affiliates to participate in the Plan.
V.    GRANT NOTIFICATION
The Committee or its designee will establish procedures for granting Awards under the Plan, including grant date and notification.
VI.    AWARDS
6.1.    Performance Measures, Adjustments, Periods and Achievement and Awards. The Committee or its designee will establish the performance measures, performance period, adjustments to performance measures and level of achievement of performance measures with respect to, and formula for calculating, any Award payable under the Plan. Performance measures may differ from Participant to Participant and from Award to Award.
6.2.    Vesting. The Committee or its designee will establish the vesting requirements for each Award payable under the Plan, including the applicable vesting date, events which may trigger earlier vesting and amount payable upon vesting.
6.3.    Payment. Subject to Section 7.5(d) of the Plan, the Committee or its designee will establish the payment requirements for each Award payable under the Plan. Any Participant who is eligible to participate in the DCP may elect to defer into the DCP the payment of all or a portion of his or her Award, to the extent permitted by and in accordance with the terms and conditions of the DCP and Code Section 409A.
VII.    GENERAL PROVISIONS
7.1.    Amendment and Termination.
(a)The Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination made after the end of the performance period will adversely affect the rights of any Participant to any Award for the applicable performance period. Notwithstanding the foregoing, the Committee or its designee may at any time amend, suspend, discontinue or terminate the Administrative Guidelines; provided, however, that the Committee may not delegate duties with respect to determining the eligibility and Awards under the Plan for any Senior Officer. All determinations concerning the interpretation and application of this Section 7.1 will be made by the Committee or its designee. On and after a Change in Control, neither the Committee nor any designee may amend or terminate any Award in a manner that adversely affects such Award without the consent of the holder of the Award. In the event of any inconsistency between the terms of the Plan and the Administrative Guidelines, except as otherwise expressly provided herein, the terms of the Plan will control.

(b)In the case of Participants employed outside of the United States, the Company or its Affiliates may vary the provisions of the Plan as deemed appropriate to conform to, as required by, or made desirable by, local laws, practices and procedures.

7.2.    Designation of Beneficiary. If a Participant dies while entitled to a payment under the Plan, such payments will be made to his or her estate in accordance with the Plan and the Administrative Guidelines.
7.3.    Unfunded Plan/Rights Unsecured. The Plan will be unfunded. No provision of the Plan will require the Company or an Affiliate, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Company or an Affiliate maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Company.
7.4.    Withholding Taxes. The Company will have the right to deduct from each Award any federal, state and local taxes required by such laws to be withheld with respect to any payment of the Plan.
7.5.    Miscellaneous.
(a)    No Right of Continued Employment. No provision in the Plan will be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its subsidiaries or Affiliates.
(b)    No Limitation on Corporate Actions. No provision of the Plan will be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made under the Plan. No employee, Participant or other person will have any claim against the Company or any of its subsidiaries or Affiliates as a result of any such action.
(c)Nonalienation of Benefits. Except as expressly provided herein, no Participant will have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under the Plan are not assignable or transferable except that the Company’s obligations hereunder will become the obligations of a company which acquires all or substantially all of the assets of the Company or any company into which the Company may be merged or consolidated.

(d)Code Section 409A. Except as otherwise specified by the Committee or its designee in accordance with Section 409A, all Awards under the Plan will be paid in the fiscal year following the end of the Plan Year to which the Award relates, on such date as the Committee or its designee will determine. To the extent that any Award under the Plan is subject to Code Section 409A, any provision, application or interpretation of the Plan or the Administrative Guidelines that is inconsistent with such Section will be disregarded with respect to such Award, as applicable. To the extent that any Award is subject to Code Section 409A and is payable upon a Separation from Service, then, notwithstanding any other provision of this Plan or the Administrative Guidelines to the contrary, the Award will not be paid to the Participant during the six-month period immediately following the Participant's Separation from Service if the Participant is then deemed to be a "specified employee" (as that term is defined in Code Section 409A and determined pursuant to procedures and elections made by the Company). The Award will instead be paid on the first day of the seventh month following such Separation from Service. The Company will make all determinations as to who is a “specified employee”. The six month wait provision set forth in this Section 7.5(d) will cease to apply in the event of and following the Participant's death.

(e)Employment Agreements. The Plan will be an annual incentive Plan for purposes of any employment agreement between the Company or an Affiliate and the Participant.

(f)Clawback of Awards. Awards issued pursuant to the Plan are subject to forfeiture and/or recoupment in the event a Participant has engaged in misconduct, including a (i) serious violation of the Company’s Code of Conduct, or (ii) violation of law within the scope of employment with the Company or any Affiliate. For Participants who are subject to the Company’s Compensation Recoupment Policy, Awards issued to such Participants under the Plan will be considered annual incentive compensation that is subject to the Company’s Compensation Recoupment Policy.

(g)Stock Subject to the Plan. Awards that are made in the form of stock, restricted stock, stock units or other forms of awards will be made from the aggregate number of shares authorized to be issued under the terms of the Stock Plan.

(h)Severability. If any provision of the Plan is held unenforceable, the remainder of the Plan will continue in full force and effect without regard to such unenforceable provision and will be applied as though the unenforceable provision were not contained in the Plan.

(i)Governing Law. The Plan will be construed in accordance with and governed by the laws of the State of New York, without reference to the principles of conflict of laws.

(j)Headings. Headings are inserted in the Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

(k)Rules of Construction. Except as otherwise expressly provided in the Plan, for purposes of the Plan, any reference in the Plan to:

A.plans, programs, arrangements, codes and charters will be deemed to include any and all amendments and restatements thereof, any and all amendments thereto and any and all successor plans, programs, codes and charters thereto, and any such plan, program, arrangement, code or charter may be amended from time to time;

B.“determine” or “determination” (and like terms) by the Company or Committee or its respective designee will be deemed to be a determination that is within the sole discretion of the Company or Committee or its respective designee; and

C.“include” or “including (and like terms) will be deemed to mean “including without limitation”.

[Signature on Next Page]

IN WITNESS WHEREOF, the amended and restated Plan is hereby executed to be effective as of January 1, 2015.
AVON PRODUCTS, INC.

By:
Name:
Title: